UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2007

Gladstone Capital Corporation

(Exact name of registrant as specified in its chapter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 27, 2007, Gladstone Capital Corporation (NASDAQ: GLAD) (the “Company”) announced the sale of 2,000,000 shares of common stock to the public pursuant to the Company’s existing shelf registration statement previously filed with, and declared effective by, the U.S. Securities and Exchange Commission (the “SEC”) and an additional registration statement filed with the SEC under Rule 462(b) of the Securities Act.

Pricing was set at $24.25 per share, and net proceeds from the offering, after deducting expenses, are expected to be approximately $45,625,000 (assuming no exercise of the underwriters’ over-allotment option).  The proceeds will be used for the repayment of existing short-term debt under the Company’s line of credit.

The underwriters of the offering were Robert W. Baird & Co. Incorporated, Ferris, Baker Watts, Incorporated, Oppenheimer & Co., Inc., BB&T Capital Markets, J.J.B. Hilliard, W.L. Lyons, Inc., Davenport & Company LLC, and Morgan Keegan & Company, Inc.

A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a)           Not applicable.

(b)          Not applicable.

(c)           Not applicable.

(d)          Exhibits.

Exhibit No.	Description
99.1	Gladstone Capital Corporation Press Release, dated as of April 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation
(Registrant)

April 27, 2007	By:	/s/ David Gladstone
(David Gladstone, Chief Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Gladstone Capital Corporation Press Release, dated as of April 27, 2007.